                  SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Depositors Fund of Boston, Inc.
             (Name of Registrant as Specified in Its Charter)

                                Janet E. Sanders
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1), 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 1) Title of each class of securities to which transaction applies:


 2) Aggregate number of securities to which transactions applies:


 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


 4) Proposed maximum aggregate value of transaction:


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid: $125.00


 2) Form, Schedule or Registration Statement No.: PRE 14A


 3) Filing Party:


 4) Date Filed: January 26, 1996

(1) Set forth the amount on which the filing fee is calculated and state how it was determined

                         DEPOSITORS FUND OF BOSTON, INC.
                           DIVERSIFICATION FUND, INC.
                      24 FEDERAL STREET BOSTON, MASS. 02110

                                                                February 8, 1996

Dear Stockholders:

    On March 15, 1996, Special Meetings of the Stockholders of Depositors Fund of Boston, Inc. and Diversification Fund, Inc. (each a "Fund") will be held to vote on several important proposals. ADOPTION OF THESE PROPOSALS, WHICH EACH FUND'S DIRECTORS HAVE APPROVED AND BELIEVE WILL PROVIDE SIGNIFICANT BENEFITS TO THAT FUND AND ITS STOCKHOLDERS WITHOUT ANY ADVERSE TAX CONSEQUENCES, REQUIRES APPROVAL OF THAT FUND'S STOCKHOLDERS. As a stockholder, you are entitled to cast one vote for each share that you own.

VOTING ONLY TAKES A FEW MINUTES -- PLEASE RESPOND PROMPTLY.

    YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. If the required votes are not received by March 15, 1996, it will be necessary to send further mailings to secure it. This is a costly process and is paid for by your Fund. Therefore, you, as a stockholder, ultimately pay for the expense of a delayed vote. Please sign and return your proxy promptly to avoid this unnecessary expense.


    The Meetings are called to consider proposals for each Fund to adopt the Hub and Spoke mutual fund structure and pursue its investment objective through investing in the Tax-Managed Growth Portfolio (the "Portfolio"), an open-end management investment company organized on October 23, 1995. The Portfolio has substantially the same investment objective, policies and restrictions as each Fund. The only investor in the Portfolio as of this date is the Capital Exchange Fund, Inc. In adopting this structure and investing in the Portfolio the Fund would be able to consolidate its assets on a tax-free basis with Capital Exchange Fund, as well as with other similar funds managed by the investment adviser if the shareholders of such funds approve similar transactions. In addition, the adviser may sponsor new funds that invest in the Portfolio. Investing in the Portfolio will enable each Fund to participate in a larger investment portfolio with a greater number and a broader diversity of securities holdings. BY PARTICIPATING IN A MORE DIVERSIFIED PORTFOLIO, EACH FUND MAY ACHIEVE MORE CONSISTENT RETURNS OVER TIME. BY PARTICIPATING IN A LARGER PORTFOLIO, EACH FUND WILL BE IN A POSITION TO ACHIEVE HIGHER RETURNS FOR SHAREHOLDERS BY REALIZING DIRECTLY AND INDIRECTLY CERTAIN ECONOMIES OF SCALE AND OPERATING EFFICIENCIES. The Directors believe that over time the aggregate per share expenses borne by each Fund's stockholders should be less than the expenses that would be incurred if that Fund continued to operate as a stand alone entity. There can, of course, be no assurance these benefits will be realized and the tax and other consequences of approval of the proposals are discussed in the accompanying proxy statement.


OTHER PROPOSALS YOU ARE VOTING ON.

    At the Meetings, stockholders will be asked to amend each Fund's investment objective to state more explicitly that consideration is given to investor taxes in managing the investment portfolio. Stockholders will also be asked to amend certain fundamental investment restrictions to enable the Fund to pursue tax-efficient management strategies and to utilize certain modern investment techniques commonly used by investment professionals. Amendment of the By-Laws of each Fund to change the fiscal year-end of the Fund to that of the Portfolio if Proposal 1 is approved also is proposed. Finally, amendment of the Articles of Organization of each Fund with respect to reorganizations is proposed.

            THESE ARE VERY IMPORTANT MEETINGS. IF YOU DO NOT PLAN
            TO ATTEND IN PERSON, PLEASE SIGN, DATE AND RETURN THE
                           ENCLOSED PROXY CARD TODAY.

    The matters to be presented to the Meetings are described in detail in the enclosed proxy statement. THE DIRECTORS BELIEVE THAT ALL OF THE PROPOSALS ARE IN THE BEST INTERESTS OF EACH FUND AND ITS STOCKHOLDERS. The Directors believe that converting the Funds to the Hub and Spoke structure will not expose stockholders to significant new risks and will enable them to participate in a larger, more diversified and potentially more attractive investment portfolio and to achieve cost savings over time.

                          For the Board of Directors of each Fund

                      /s/ Landon T. Clay
                          Landon T. Clay, President and Director

---------------------------------------------------------------------------
  YOUR DIRECTORS URGE YOU TO VOTE IN FAVOR OF ALL PROPOSALS, AND LOOK FORWARD TO RECEIVING YOUR PROXY SO YOUR SHARES CAN BE VOTED AT THE MEETING. FOR YOUR CONVENIENCE AND TO SPEED DELIVERY OF YOUR PROXY,
  PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT RESPONSE IS APPRECIATED. THANK YOU.
---------------------------------------------------------------------------

                         DEPOSITORS FUND OF BOSTON, INC.
                           DIVERSIFICATION FUND, INC.
                     24 FEDERAL STREET, BOSTON, MASS. 02110

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 15, 1996

    Special Meetings of Stockholders of Depositors Fund of Boston, Inc. and Diversification Fund, Inc. (each a "Fund"), will be held at the principal office of each Fund, 24 Federal Street, Boston, Massachusetts on March 15, 1996, commencing at 10:00 A.M. (Boston time), for the following purposes:


    1. To consider and act upon a proposal to adopt a new investment policy to authorize the Fund to invest its investable assets in Tax-Managed Growth Portfolio an open-end management investment company having substantially the same investment objective, policies and restrictions as the Fund, and to supplement investment restrictions to permit such investment.


    2. To consider and act upon a proposal to approve an Amendment to the Fund's By-Laws to change its fiscal year-end.

    3. To consider and act upon a proposal to eliminate, reclassify and amend the Fund's investment objective and certain of the Fund's fundamental investment policies (as set forth in Exhibit A to the accompanying Proxy Statement).

    4. To consider and act upon a proposal to approve an Amendment to the Articles of Organization regarding reorganizations.

    5. To consider and act upon any matters incidental to the foregoing purposes or any of them, and any other matters which may properly come before said meeting or any adjourned session thereof.

    These items are discussed in greater detail in the following pages.

    Each meeting is called pursuant to the By-Laws of the Fund. The Board of Directors of each Fund have fixed the close of business on January 31, 1996 as the record date for the determination of the stockholders of that Fund entitled to notice of and to vote at the meeting and any adjournments thereof.

                                                  /s/ THOMAS OTIS
February 8, 1996                                      THOMAS OTIS, Clerk

IMPORTANT -- STOCKHOLDERS CAN HELP THE BOARD OF DIRECTORS OF THEIR FUND AVOID THE NECESSITY AND ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATIONS TO INSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES AND IS INTENDED FOR YOUR CONVENIENCE.

                         DEPOSITORS FUND OF BOSTON, INC.
                           DIVERSIFICATION FUND, INC.
                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110

                                                                February 8, 1996


                                 PROXY STATEMENT

    A proxy is enclosed with the foregoing Notice of the Special Meetings of Stockholders of Depositors Fund of Boston, Inc. (the "Depositors Fund") and Diversification Fund, Inc. (the "Diversification Fund"), (collectively the "Funds") to be held March 15, 1996 for the benefit of stockholders who do not expect to be present at the meeting. This proxy is solicited on behalf of the Board of Directors of each Fund, and is revocable by the person giving it prior to exercise by a signed writing filed with the Fund's transfer agent, First Data Investor Services Group, BOS725, P.O. Box 1559, Boston, Massachusetts 02104, or by executing and delivering a later dated proxy, or by attending the meeting and voting your shares in person. Each proxy will be voted in accordance with its instructions; if no instruction is given, an executed proxy will authorize the persons named as attorneys, or any of them, to vote in favor of each such matter. This proxy material is being mailed to stockholders on or about February 8, 1996.

    The Board of Directors of each Fund have fixed the close of business January 31, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at that meeting and any adjournments thereof. Stockholders at the close of business on the record date will be entitled to one vote for each share held. As of January 31, 1996, there were 616,550.012 shares of capital stock of Depositors Fund outstanding and 356,080.260 shares of capital stock of Diversification Fund outstanding. As of such date, the following stockholders beneficially owned the following number of shares (at least 5% of outstanding shares); Depositors Fund, Walter S. Rosenberry, III, Trustee with Sarah Maud W. Silvertsen, U/A dated 10/20/81, Saint Paul, MN -- 66,488 (10.784%) and Bank of America & John H. McCormick, Trustees A. L. McCormick 1991 Trust dated 8/28/91, Los Angeles, CA -- 57,346.298 (9.301%) and Diversification Fund, William T. Ragland, Jr., Trustee for William T. Ragland, Jr. UTI dated 9/22/52 c/o J. W. Peddycord -- MC, Winston-Salem, NC -- 22,084.925 (6.202%) and Mrs. Ruby M. Bryan, Goldsboro, NC -- 21,112.869 (5.929%). To the
knowledge of each Fund, no other person owns (of record or beneficially) more than 5% of its outstanding shares.

    The Board of Directors of each Fund know of no business other than that mentioned in Items 1 through 4 of the Notice of the Meetings which will be presented for consideration. If any other matters are properly presented, as to such matters, it is the intention of the persons named as attorneys in the enclosed proxy to vote the proxies in accordance with their judgment.

               PROPOSAL 1.  TO APPROVE A NEW INVESTMENT POLICY
                 AND TO SUPPLEMENT INVESTMENT RESTRICTIONS TO
               PERMIT A NEW INVESTMENT STRUCTURE FOR EACH FUND

                                     SUMMARY
    The Board of Directors of each Fund has approved, and is submitting to the stockholders for approval, the adoption of a new investment policy for the Fund and the addition of a fundamental investment provision to permit the Fund to invest its "investable assets" (portfolio securities and cash) in an open-end management investment company, the Tax-Managed Growth Portfolio (the "Portfolio"), having substantially the same investment objective, policies and restrictions as the Fund. The new investment policy and change in the investment restrictions for a Fund are subject to approval by the Fund's stockholders. If this Proposal is approved by a Fund's stockholders, the Directors intend to invest that Fund's investable assets in the Portfolio, thereby converting the Fund to the Hub and Spoke(R) structure. (Hub and Spoke(R) is a registered service mark of Signature Financial Group, Inc.)


                              NEW INVESTMENT POLICY
    The Board of Directors of each Fund recommend that the stockholders approve a new investment policy for the Fund, i.e., to invest its investable assets in the Portfolio. The Portfolio is a trust which, like the Funds, is registered as an open-end management company under the Investment Company Act of 1940 (the "Act"). The Portfolio will have substantially the same investment objective, policies and restrictions as the Fund if shareholders approve Proposal 3. Eaton Vance Management ("EVM") is currently the investment adviser of each Fund and its wholly-owned subsidiary, Boston Management and Research ("BMR"), is the investment adviser of the Portfolio. EVM, BMR and Eaton Vance Distributors, Inc. ("EVD") are sometimes referred to collectively as the "Eaton Vance" organization. Accordingly, by investing in the Portfolio, each Fund would seek its investment objective through its investment in the Portfolio, rather than through direct investments in securities. The Portfolio in turn would invest in securities in accordance with its objective, policies and restrictions.


    The Portfolio is a no-load investment company organized as a trust under New York law on October 23, 1995. The only investor in the Portfolio as of this date is the Capital Exchange Fund, Inc. The interests in the Portfolio are not available for purchase by members of the general public. As of December 31, 1995, net assets of the Portfolio totalled $117,672,615.

    By investing in the Portfolio, each Fund would be able to consolidate its assets on a tax-free basis with the Portfolio's existing investor, as well as with other similar funds managed by the investment adviser if the shareholders of such funds approve similar transactions. (For a list, see page 6.) In addition, the Eaton Vance organization will be in a position to sponsor other collective investment vehicles that could invest in the Portfolio without assuming potential liability for each Fund's large unrealized capital gains. These new vehicles will include continuously offered open-end investment companies. EVD has employed personnel to develop such new vehicles. Investing in the Portfolio will enable each Fund to participate in a larger, more diversified and potentially more attractive investment portfolio. Each Fund would be in a position to benefit, directly or indirectly, from certain economies of scale, based on the premise that certain of the expenses of operating an investment portfolio are relatively fixed and that a larger investment portfolio may eventually achieve a lower ratio of operating expenses to average net assets. The Directors also believe that investing in the Portfolio may produce other benefits resulting from such increased asset size such as the ability to purchase securities in larger amounts than a Fund currently is able to acquire. See the pro forma expense tables and the discussion provided below. There can be no assurance that these anticipated benefits will be realized.

    Investors in any Fund will not assume potential liability for the unrealized capital gains of other investment companies that invest in the Portfolio. During the first five years after each Fund invests in the Portfolio, the Portfolio does not intend to distribute securities contributed by that Fund to any investor in the Portfolio other than the Fund. Therefore, adopting the Hub-and Spoke structure itself should not subject a Fund's stockholders to increased capital gain realizations. A more diverse portfolio of investments will, however, affect investment returns. Although the consistency of returns over time should improve with a more diversified portfolio, the level of returns (including dividends) could be higher or lower than what each Fund would achieve in its current form.


    To the extent that each Fund invests its investable assets in the Portfolio, the Funds would no longer require investment advisory services and would have a reduced need for certain administrative services. For this reason, if stockholders of a Fund approve the addition to the investment restrictions described and adopt the new investment policy described in this Proposal, and the Fund invests its investable assets in the Portfolio, no investment advisory fees will be paid under the existing investment advisory agreement of that Fund with EVM. Currently, under their existing investment advisory agreements with EVM, each Fund pays a monthly fee of 5/96 of 1% (equivalent to .625% annually) of the average daily net assets of that Fund.

    Boston Management and Research acts as investment adviser to the Portfolio pursuant to an Investment Advisory Agreement between BMR and the Portfolio (the "Agreement"). BMR, a Massachusetts business trust, is a wholly-owned subsidiary of EVM. BMR or EVM act as investment adviser to investment companies and various individual and institutional clients with combined assets under management of approximately $16 billion. EVM, a Massachusetts business trust, is a wholly-owned subsidiary of Eaton Vance Corp. ("EVC"), a holding company which through subsidiaries and affiliates is engaged in investment management and marketing activities, real estate investment, consulting and management, oil and gas operations, development of precious metals properties. BMR and EVM employ the same investment personnel to provide advisory services to their respective clients.

    Pursuant to the Agreement, BMR will be paid a monthly fee calculated in the same manner as the fee currently being paid by each Fund, on average daily net assets of the Portfolio up to $500 million. On net assets of $500 million and over the annual fee is reduced as follows:

                                                          ANNUALIZED FEE RATE
AVERAGE DAILY NET ASSETS FOR THE MONTH                     (FOR EACH LEVEL)
--------------------------------------                    -------------------
$500 million but less than $1.0 billion                         .5625%
$1.0 billion but less than $1.5 billion                         .5000%
$1.5 billion and over                                           .4375%

If the average daily net assets of the Portfolio should grow to over $500 million, lower advisory fee rates would go into effect in accordance with the above schedule. Thus, the total investment advisory fee received by EVM and its subsidiary will not increase as a result of the implementation of the Funds' proposed investment in the Portfolio.

    The Agreement will remain in full force and effect through February 28, 1996, and will continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually (i) by the board of trustees of the Portfolio or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, and (ii) by the vote of a majority of those trustees of the Portfolio who are not interested persons (as defined in the Act) of BMR or the Portfolio cast in person at a meeting called for the purpose of voting on such approval. In connection with the organization of the Portfolio, the Agreement was approved by the trustees of the Portfolio, including a majority of those trustees who are not interested persons of BMR or the Portfolio, on October 23, 1995, and by vote of EVM and BMR, which were then the holders of all the outstanding voting securities of the Portfolio, on October 24, 1995. At the time of such action by the trustees of the Portfolio, Mr. Clay, a director and officer of EVC and Eaton Vance, Inc. (EVM's and BMR's Trustee, which is a wholly-owned subsidiary of EVC), and an officer of BMR and EVM, and a Voting Trustee and stockholder of EVC, was a trustee of the Portfolio.

    Under the terms of the Agreement, the Portfolio will employ BMR to act as investment adviser for and to manage the investment and reinvestment of the assets of the Portfolio and to administer its affairs, subject to the supervision of its trustees. BMR furnishes to the Portfolio investment advice and assistance, administrative services, office space, equipment and clerical personnel, and investment advisory, statistical and research facilities, and has arranged for certain members of the BMR organization to serve without salary as officers or trustees of the Portfolio.

    In approving the Agreement for the Portfolio, the trustees of the Portfolio have taken into account such factors and information as were deemed by them to be relevant to BMR's investment advisory relationship with the Portfolio. In their deliberations the trustees have considered: the requirements and needs of the Portfolio for management and administrative services and facilities, the desirability of providing for the management of the Portfolio through the Eaton Vance organization (of which BMR is a part), the nature, extent and quality of the management and administrative services and facilities heretofore provided by the Eaton Vance organization to the predecessor funds, the ability of BMR's personnel, the fiduciary duties and risks to be assumed by the BMR organization and its commitment to provide management and administrative services and facilities to the Portfolio on a continuing basis, the aggregate of the compensation and benefits which will be received by the BMR organization pursuant to the Agreement, the necessity that the BMR organization maintain its ability to retain and attract capable personnel to service the Portfolio, the continuance of appropriate incentives to assure that the BMR organization will provide high quality management and administrative services to the Portfolio, the revenues, expenses, financial condition, stability and capabilities of the Eaton Vance organization, the advantages to the Portfolio of being one of many investment companies advised and administered by the Eaton Vance organization, the investment performance of the predecessor funds since its inception, the various investment strategies and techniques to be employed by BMR to enhance the Portfolio's investment performance, current developments and trends in the mutual fund and financial services industries including the entry of large and highly capitalized companies which are spending and appear to be prepared to continue to spend substantial amounts to engage personnel and to provide services for competing mutual funds, and other information and factors which the trustees believed relevant to the matter.


    Portfolio Manager. Duncan W. Richardson, Vice President of EVM and BMR has acted as the portfolio manager of the Portfolio since inception and of its predecessor, Capital Exchange Fund, Inc., since March of 1990. Mr. Richardson has acted as the portfolio manager of Diversification Fund since December of 1995. Thomas E. Faust, Jr., Vice President of EVM and BMR has acted as the portfolio manager of Depositors Fund since September of 1991.


    The Agreement provides that it may be terminated at any time without penalty on sixty days' notice by BMR or by the trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio, and that it shall automatically terminate in the event of its assignment. The Agreement provides that BMR may render services to others and engage in other business activities. The Agreement also provides that BMR shall to be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

    EVM currently acts as investment adviser to the following funds with a similar investment objective:


                                           NET ASSETS    RATE OF COMPENSATION
                                          (IN MILLIONS)   (AS A PERCENTAGE OF
        NAME                                12/31/95          NET ASSETS)
        ----                             --------------  --------------------
The Exchange Fund of Boston, Inc.            $ 76.41             .625%
Fiduciary Exchange Fund, Inc.                  56.33             .625%
Second Fiduciary Exhange Fund, Inc.            77.06             .625%
Vance, Sanders Exchange Fund                  237.04             .600%


The foregoing funds may become investors in the Portfolio over time.

    Upon exchange of the investable assets of a Fund for an interest in the Portfolio, that Fund will retain the services of EVM under an administrative services agreement to act as administrator of the Fund. Neither Fund has retained the services of an investment adviser since each Fund seeks to achieve its investment objective by investing its assets in the Portfolio. Under each administrative services agreement, EVM would provide a Fund with general office facilities and supervise the overall administration of the Fund. For these services EVM currently receives no compensation. The Directors of each Fund may determine, in the future, to compensate EVM for its services under the administrative services agreement.

    The Portfolio and each Fund, as the case may be, will each be responsible for all respective costs and expenses not expressly stated to be payable by BMR under the investment advisory agreement with the Portfolio, or by EVM under the administrative services agreement with that Fund. Such costs and expenses to be borne by the Portfolio and a Fund, as the case may be, include, without limitation: custody and transfer agency fees and expenses, including those incurred for determining net asset value and keeping accounting books and records; expenses of pricing and valuation services; the cost of share certificates; membership dues in investment company organizations; expenses of acquiring, holding and disposing of securities and other investments; fees and expenses of registering under the securities laws and governmental fees; expenses of reporting to stockholders and investors; proxy statements and other expenses of stockholders' or investors' meetings; insurance premiums; printing and mailing expenses; interest, taxes and corporate fees; legal and accounting expenses; compensation and expenses of trustees or Directors, as the case may be, not affiliated with BMR or EVM; and investment advisory fees and, if any, administrative services fees. The Portfolio and the Fund will also each bear expenses incurred in connection with litigation in which the Portfolio or the Fund, as the case may be, is a party and any legal obligation to indemnify its respective officers and trustees or Directors, as the case may be, with respect thereto.

    The following table shows the actual expenses of Depositors Fund for the six months ended September 30, 1995, and of Diversification Fund for the six months ended November 30, 1995 and a pro forma adjustment thereof assuming a particular Fund had invested its investable assets in the Portfolio for the entire period then ended. The pro forma adjustment includes the estimated costs of converting a Fund to the Hub and Spoke structure and the estimated costs of this proxy solicitation (approximately $4,000 per Fund). The pro forma adjustment assumes that: (i) there were no holders of interests in the Portfolio other than the existing investor in the Portfolio and a particular Fund; and (ii) the average daily net assets of that Fund and the Portfolio were equal to the actual average daily net assets of the Fund during the period and the average daily net assets of the Portfolio on the pro forma date.

                                 DEPOSITORS FUND
                      OPERATING EXPENSES FOR THE SIX MONTHS
                            ENDED SEPTEMBER 30, 1995
              (ANNUALIZED AS A PERCENT OF AVERAGE DAILY NET ASSETS)

                                         PRO FORMA (ASSUMING THAT THE AVERAGE
                                             DAILY NET ASSETS INVESTED BY
                                            THE FUND IN THE PORTFOLIO WERE
                                                    $64,327,760)
                                         ------------------------------------
                                         ACTUAL    FUND    PORTFOLIO   TOTAL
                                         ------    ----    ---------   -----
Annual Fund Operating Expenses
    Investment advisory fees             0.625%     --      0.625%     0.625%
    Other expenses                       0.205%   0.095%    0.120%     0.215%
                                         ------   ------    ------     ------
Total Fund Operating Expenses            0.830%   0.095%    0.745%     0.840%
                                         ======   ======    ======     ======

    Assuming that Depositors Fund and the existing investor were the only holders of interests in the Portfolio and that the Fund was fully invested therein, the net asset value per share, distributions per share and net investment income per share of the Fund would have been about the same on a pro forma basis as the actual net asset value, distributions and net investment income per share of the Fund during the period indicated. If Diversification Fund also invested in the Portfolio, the projected operating total expense ratio would be reduced to approximately 0.78%.

                              DIVERSIFICATION FUND
                      OPERATING EXPENSES FOR THE SIX MONTHS
                             ENDED NOVEMBER 30, 1995
              (ANNUALIZED AS A PERCENT OF AVERAGE DAILY NET ASSETS)

                                         PRO FORMA (ASSUMING THAT THE AVERAGE
                                             DAILY NET ASSETS INVESTED BY
                                            THE FUND IN THE PORTFOLIO WERE
                                                    $76,550,911)
                                         ------------------------------------
                                         ACTUAL    FUND    PORTFOLIO   TOTAL
                                         ------    ----    ---------   -----
Annual Fund Operating Expenses
    Investment advisory fees             0.625%     --      0.625%     0.625%
    Other expenses                       0.195%   0.090%    0.115%     0.205%
                                         ------   ------    ------     ------
Total Fund Operating Expenses            0.820%   0.090%    0.740%     0.830%
                                         ======   ======    ======     ======

    Assuming that Diversification Fund and the existing investor were the only holders of interests in the Portfolio and that the Fund was fully invested therein, the net asset value per share, distributions per share and net investment income per share of the Fund would have been about the same on a pro forma basis as the actual net asset value, distributions and net investment income per share of the Fund during the period indicated. If Depositors Fund also invested in the Portfolio, the projected operating total expense ratio would be reduced to approximately 0.77%.


    In recommending that the stockholders authorize the conversion of each Fund to the Hub and Spoke structure, the Directors of that Fund have taken into account and evaluated the possible effects which increased assets in the Portfolio may have on the expense ratio of that Fund. After carefully weighing the costs involved against the anticipated benefits of converting a Fund to the Hub and Spoke structure, the Board of Directors of each Fund recommend that the stockholders of that Fund vote to approve Proposal 1.


    If Proposal 1 is approved by stockholders of a Fund, the relevant Board of Directors expects to implement the investment for that Fund by causing the Fund to exchange its investable assets (portfolio securities and cash) as well as certain other assets (including receivables for securities sold from the portfolio and receivables for interest on portfolio securities) for an interest in the Portfolio. The proposed transaction will not alter the rights and privileges of stockholders of the Fund. The value of a stockholder's investment in the Fund will be the same immediately after the Fund's investment in the Portfolio as immediately before that investment. Of course, the value of a stockholder's investment in the Fund may fluctuate thereafter.

    Each Fund would be able to withdraw its investment in the Portfolio at any time, if the relevant Directors determine that it is in the best interests of a Fund to do so. Upon any such withdrawal, the Directors of that Fund would consider what action might be taken, including the investment of the investable assets of the Fund in another pooled investment entity having substantially the same investment objective as the Fund or the retention of an investment adviser to manage the Fund's assets in accordance with its investment policies as is presently the case.

                          DESCRIPTION OF THE PORTFOLIO
    The investment objective of the Portfolio is the same as the objective of the Fund, assuming Proposal 3 is approved. The Portfolio seeks to achieve its investment objective through investments limited to the types of securities in which each Fund is authorized to invest. The investment restrictions and policies of the Portfolio are such that the Portfolio may not invest in any security or engage in any transaction which would not be permitted by the investment restrictions and policies of a Fund if that Fund were to invest directly in such a security or engage directly in such a transaction, again assuming Proposal 3 is approved.

    If the proposed investment in the Portfolio is implemented, that Fund's assets would no longer be directly invested in a portfolio of securities but would rather be invested in the securities of a single issuer, i.e., the Portfolio, which is a New York trust, and is registered as an open-end management investment company under the Act. Nevertheless, inasmuch as the assets of the Portfolio would be directly invested in a portfolio of securities, each Fund believes there are no material risks of investing in the Portfolio that are different from those to which stockholders of that Fund are currently subject.


    The approval of the Portfolio's investors (i.e., holders of interests in the Portfolio, such as the Funds) would be required to change any of its investment restrictions; however, any change in nonfundamental investment policies would not require such approval. For a discussion of when Fund stockholders would be requested to vote on Portfolio matters, see page 10 below.


    Like each Fund, the Portfolio determines its net asset value once on each day the New York Stock Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange. The Portfolio's net asset value is computed by determining the value of the Portfolio's total assets (the securities it holds plus any cash or other assets, including interest accrued but not yet received), and subtracting all of the Portfolio's liabilities (including accrued expenses).

    Securities listed on securities exchanges or in the NASDAQ National Market are valued at closing sale prices. Unlisted or listed securities for which closing sale prices are not available are valued at the closing bid prices. Short-term obligations maturing in sixty days or less are valued at amortized cost, which approximates market. Other assets are valued at fair value using methods determined in good faith by the Trustees.

    Each Fund's net asset value is determined at the same time and on the same days that the net asset value of the Portfolio is calculated. Net asset value per share is computed by determining the value of the Fund's assets (its investment in the Portfolio and other assets), subtracting all of the Fund's liabilities (including accrued expenses), and dividing the result by the total number of shares outstanding at such time.

    As a partnership under the Internal Revenue Code, the Portfolio does not pay Federal income or excise taxes. Provided the Fund qualifies as a regulated investment company for Federal income tax purposes and the Portfolio is treated as a partnership for Federal and Massachusetts tax purposes, neither is liable for income, corporate excise tax or franchise tax in Massachusetts.

    Interests in the Portfolio have no pre-emptive or conversion rights, and are fully paid and non-assessable, except as set forth below. The Portfolio normally will not hold meetings of holders of such interests except as required under the Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of the trustees holding office had been elected by holders. The trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage interest in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any trustee. A trustee of the Portfolio may be removed upon a majority vote of holders in the Portfolio qualified to vote in the election. The Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders.

    Each holder in the Portfolio is entitled to a vote in proportion to its share of the interests in the Portfolio. Except as described below, whenever a Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its stockholders and will cast its votes proportionately as instructed by Fund stockholders.

    Subject to applicable statutory and regulatory requirements, a Fund would not request a vote of its stockholders with respect to (a) any proposal relating to the Portfolio, which proposal, if made with respect to the Fund, would not require the vote of the stockholders of the Fund, or (b) any proposal, with respect to the Portfolio that is identical, in all material respects, to a proposal that has previously been approved by stockholders of the Fund. Any proposal submitted to holders in the Portfolio, and that is not required to be voted on by stockholders of the Fund, would nonetheless be voted on by the Directors of that Fund.

    Investments in the Portfolio may not be transferred, but a holder may withdraw all or any portion of its investment at any time at net asset value. Each holder in the Portfolio, including each Fund, will be liable for all obligations of the Portfolio. However, the risk of a holder in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists, and the Portfolio itself is unable to meet its obligations. Thus, stockholders of the Funds should not experience losses from the new investment structure itself.

    The Portfolio has its own board of trustees, including a majority of trustees who are not "interested" persons of the Portfolio as defined in the Act. The present trustees of the Portfolio are identical to the present Directors of each Fund.

                               TAX CONSIDERATIONS
    The Internal Revenue Service has issued private letter rulings to numerous investment companies, including other EVM advised funds, to the effect that this type of transaction will not result in recognition of capital gains. Such rulings are not binding on the Service with respect to the Funds. Nevertheless, each Fund has received an opinion of tax counsel, Brown & Wood, to the effect that, although there is no judicial authority directly on point, the contribution of its assets to the Portfolio in exchange for an interest in the Portfolio will not result in the recognition of gain or loss to the Fund for federal income tax purposes pursuant to Internal Revenue Code Section 721 and related authorities. The Fund has not applied for a ruling from the Internal Revenue Service to the same effect and legal opinions are not binding on the Service. If it were determined that the transaction was taxable, the Fund would realize and recognize gain in an amount equal to the appreciation (undiminished by losses) in the transferred assets as of the date of the transfer (the "deemed gain"). If the Fund did not make a distribution to its stockholders equal to all or a portion of the deemed gain, the Fund could be subject to tax (plus interest and penalties) on all or a portion of the deemed gain. Alternatively, if the Fund were to make a distribution to its stockholders in an amount equal to all or a portion of the deemed gain, then its stockholders at the time of such distribution would be taxed on the amount distributed and the Fund could be required to pay penalties and/or interest. Depending on the amount and nature of the deemed gain and the Fund's previous distributions of gains with respect to the same taxable year, the Fund might be required to make the distribution described in the preceding sentence in order to preserve its qualification under the Internal Revenue Code (the "Code") as a regulated investment company.


    As of January 10, 1996, the gross unrealized appreciation in the assets of the Funds on a federal income tax basis was $57,687,600 for Depositors Fund and $56,029,400 for Diversification Fund. The amount of gross unrealized appreciation in the assets of a Fund at the time of transfer of that Fund's assets to the Portfolio may be more or less than the amount indicated in the preceding sentence, and no assurance can be given as to the magnitude of such amount at the time of such transfer.

    As regulated investment companies under the Code, the Funds do not pay federal income or excise taxes to the extent that they distribute to stockholders their net investment income and net realized capital gains in accordance with the timing requirements imposed by the Code.

    Shareholders redeeming a Fund's shares will not recognize additional capital gains as a result of the use of the Hub and Spoke structure. Such shareholders will generally receive securities during the first five years after the conversion which were held by the Fund on the conversion date, and thereafter could receive such securities or any other portfolio securities then held by the Portfolio.


                 PROPOSED SUPPLEMENT TO INVESTMENT RESTRICTIONS
    Certain of each Fund's investment restrictions must be amended, eliminated or reclassified in order for that Fund to invest its investable assets in the Portfolio. (See investment restrictions (1), (2), (4), (5), (10), (13) and (14) in Exhibit A.) The Board of Directors of each Fund has approved, subject to a stockholder vote, a supplemental provision to be added to the investment restrictions to permit a Fund to invest its investable assets in the Portfolio.

    The Board of Directors of each Fund propose that these restrictions and all other investment restrictions be supplemented with an additional fundamental investment provision as follows: "(15) Notwithstanding the investment policies and restrictions of the Fund, the Fund may invest all of its investable assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Fund."

    The additional investment provision would also apply to any conflicting nonfundamental investment policies. (The current investment restrictions would also be revised if Proposal 3 is approved.)


                       EVALUATION BY THE FUNDS' DIRECTORS
    The Board of Directors of each Fund has carefully considered Proposal 1, which will in effect authorize the conversion of the Fund to the Hub and Spoke structure. Each Board has carefully evaluated the potential benefits that would be associated with this Proposal. In this regard, each Board believes that the Portfolio will attract other collective investment vehicles which will have investors who would not otherwise be investors in the relevant Fund. Investors in the Portfolio include Capital Exchange Fund, Inc. and may include other established investment companies advised by Eaton Vance with substantially the same investment objectives and policies as the Fund. By adopting the Hub-and-Spoke structure the Funds can participate in a larger, more diversified and potentially more attractive investment portfolio. By this pooling of assets the Portfolio is likely, over time, to achieve a variety of operating economies. The larger asset size of the Portfolio, in the Board's view, can be expected to permit the purchase of investments in larger amounts than the Funds currently are able to purchase, which may reduce certain operating expenses indirectly borne by the Fund's stockholders. In general, to the extent that certain operating costs are relatively fixed and currently are borne by a Fund alone, these expenses would instead be borne in whole or in part by the Portfolio and shared by the Fund's stockholders with other investors in the Portfolio. There can be no assurance that such benefits will be realized. The Board also recognized that BMR could benefit from the proposed structure because such structure could enable BMR to increase its assets under management through the development of new vehicles to attract investor assets.


    The Directors of each Fund believe that over time the aggregate per share expenses of that Fund and the Portfolio should be less than the expenses that would be incurred by the Fund if it continued to retain the services of an investment adviser and to invest directly in securities although there can be no assurance that such expense savings will be realized. The Boards also considered risks associated with an investment in the Portfolio. The Directors believe that the Portfolio's investment policies and restrictions involve substantially the same risks as are associated with that Fund's direct investment in securities.

    Based on their consideration, analysis and evaluation of the above factors and other information deemed by them to be relevant to this Proposal, each Fund's Board of Directors (including the Independent Directors) have concluded that it would be in the best interests of the Fund and its stockholders to approve a new investment policy and supplement to the Fund's investment restrictions to enable the Fund to invest its investable assets in the Portfolio. If Proposal 1 is approved it is anticipated that each Fund would convert to the Hub and Spoke(R) structure and invest in the Portfolio as of the end of its current fiscal year which is March 31, 1996 for Depositors Fund and May 31, 1996 for Diversification Fund.

                       VOTE REQUIRED TO APPROVE PROPOSAL 1
    Approval by the stockholders of each Fund of the new investment policy and supplement to its fundamental investment restrictions requires the affirmative vote of a majority of the outstanding voting securities of the Fund which term as used in this Proxy Statement means the vote of the lesser of (a) more than 50% of the outstanding shares of the Fund, or (b) 67% of the shares of the Fund present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the meeting.

    THE DIRECTORS OF EACH FUND RECOMMEND THAT THE STOCKHOLDERS OF THE FUND VOTE TO APPROVE THIS PROPOSAL. Implementation of this Proposal is dependent upon approval of Proposals 2 and 3. In the event the stockholders of a Fund fail to approve this Proposal, the Directors would continue to retain EVM as the investment adviser for that Fund to manage the Fund's assets through direct investments in securities, and the Fund's existing investment advisory agreement between EVM and the Fund would continue in effect in its current form.


                 PROPOSAL 2.  TO APPROVE AN AMENDMENT TO THE
                              BY-LAWS OF EACH FUND
    The Directors of each Fund recommend amending each Fund's By-Laws to change the fiscal year end of that Fund to October 31 effective at the end of that Fund's current fiscal year if Proposal 1 is approved by the Fund's shareholders. The purpose of this change is to establish the same fiscal year end for the Funds and the Portfolio which will substantially reduce audit costs in future years. Approval of the amendment requires the affirmative vote of a majority of the outstanding shares of stock, and implementation is dependent on approval of Proposals 1 and 3.


                   PROPOSAL 3.  TO APPROVE THE ELIMINATION,
               RECLASSIFICATION AND/OR AMENDMENT OF THE FUND'S
                 INVESTMENT OBJECTIVE AND CERTAIN FUNDAMENTAL
                               INVESTMENT POLICIES
    The Act requires registered investment companies like the Funds to have certain specific investment policies which can be changed only by a shareholder vote. Investment companies may also elect to designate other policies which may be changed only by a shareholder vote. Both types of policies are often referred to as "fundamental" policies. (In this Proxy Statement, the word "restriction" is sometimes used to describe a policy.) Some fundamental policies have been adopted in the past by the Funds to reflect certain regulatory, business or industry conditions which are no longer in effect. Accordingly, the Directors authorized a review of the Funds' fundamental policies to simplify and modernize those policies which are required to be fundamental, and to eliminate as fundamental any policies which are not required to be fundamental under the positions of the staff of the Securities and Exchange Commission in interpreting the Act, in which case, depending on the circumstances, the policy would be reclassified as a nonfundamental policy in the same or a modified form, or eliminated. Nonfundamental policies can be changed by the Directors without stockholder approval. Revision of fundamental policies have been approved by shareholders of numerous other funds advised by EVM, and if these revisions are approved then the uniformity of such policies would serve to facilitate EVM's compliance efforts.

    This Proposal seeks stockholder approval of changes which are intended to accomplish the foregoing goals. In addition, the revised policies would be in conformity with those of the Portfolio to allow implementation of the Hub and Spoke structure. Because an investor in the Portfolio has registered its securities with state securities ("Blue Sky") laws, each Fund's policies should also be conformed to such laws. The proposed changes to the fundamental policies are discussed in detail below. Please refer to the changes to the policies as set forth in Exhibit A (which does not include the additional fundamental investment provision to be added if Proposal 1 is approved). By reducing to a minimum those policies which can be changed only by stockholder vote, each Fund would be able to avoid the costs and delay associated with a future stockholder meeting and the Directors believe that EVM's ability to manage the Fund's portfolio in a changing regulatory or investment environment will be enhanced. Accordingly, investment management opportunities will be increased. The references to the Funds' investment restrictions correspond to the paragraphs in Exhibit A. If this Proposal is approved, the restrictions would be reordered.


    Aside from the changes to restrictions (6), (7), (11) and (12), the proposed changes will not affect current management of either Fund's portfolio. See "Use of Modern Investment Management Techniques" below.


          RECLASSIFICATION AND AMENDMENT OF THE INVESTMENT OBJECTIVE
    Each Fund's present investment objective is "to seek long-term growth of capital and income." Among the principal investment policies are that the Fund invests in "a diversified list of common stocks representing a number of different industries" and that "one of the factors which will be considered before any portfolio securities are sold will be the resulting tax liability." It is proposed that the investment objective be modified to express more explicitly the focus on investing in a diversified portfolio of stocks, and the consideration given to investor taxation in managing the investment portfolio. The proposed new objective is to "achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities." The proposed change would not affect portfolio management.


    Modifying the statement of each Fund's investment objective in the manner proposed will clarify the management focus of the Funds. The Funds and other investment vehicles that invest in the Portfolio need to adopt the same objective as the Portfolio. Expressing the investment objective in a way that emphasizes the focus on after-tax returns is thought to enhance the investor appeal of these investment vehicles, potentially leading to greater success in adding additional assets to the Portfolio than if the present statement of the Funds' objective were retained. As discussed in Proposal 1, adding additional assets should enable the Fund to realize certain portfolio benefits and economies of scale.


    The Directors of each Fund also propose that the objective become "nonfundamental", which means the Directors could change it without stockholder approval in the future. The Directors have no present intention to change the objective other than as discussed above, and intend to submit any further proposed change which would be material to stockholders in advance for approval.

                       ELIMINATION OF CERTAIN RESTRICTIONS
    The Directors propose to delete Restrictions (3) and (7) because such restrictions are not required to be fundamental policies under the Act or state "Blue Sky" laws and/or the practices referred to therein are otherwise governed by the Act.

    Restriction (3) concerning investment in other investment companies prohibit a Fund from investing in securities of other investment companies and investment funds. Investment in other investment companies is regulated by the Act and this restriction does not contain all of the provisions in the Act regarding such investments.

    Restriction (7) concerning pledging, mortgaging or hypothecating the assets of a Fund is being deleted as pledging restrictions are no longer required by state law. Restriction (6), as revised, contains limitations on leverage.

                    RECLASSIFICATION OF CERTAIN RESTRICTIONS
    The Directors also propose that Restrictions (4) and (10) be eliminated as fundamental, but be retained as nonfundamental policies of each Fund (which could be thereafter changed or eliminated by Director vote). Each of these restrictions is required under various state "Blue Sky" laws and/or federal laws, but are not required to be fundamental policies of a Fund.

    Restriction (4) concerning investments in unseasoned issuers limits investment in securities of companies with less than three years continuous operation to 5% of total assets. The Funds' investment policies generally contemplate investing in seasoned issuers.

    Restriction (10) concerning investing for control prohibits a Fund from investing for control or management of other companies. Such investments would be difficult because of the Act's diversification requirements contained in Restrictions (1) and (2), and are regulated by the Act's provisions on affiliated transactions.

    As a result of this proposed reclassification of certain investment restrictions as nonfundamental, a future change in any of these restrictions could be effected by the Directors without stockholder approval if the Directors determined that such change was appropriate and desirable. The Directors have no present intention of amending or eliminating the foregoing restrictions which would be reclassified. The Directors believe, however, that this reclassification of restrictions will permit a Fund to respond more rapidly to future changes in the Funds' competitive and regulatory environment.

                        AMENDMENT OF CERTAIN RESTRICTIONS
    The Trustees also propose the amendment of five fundamental policies.

    Restrictions (1) and (2) concerning diversification of assets by issuer is more restrictive than needed to comply with the Act and Subchapter M of the Internal Revenue Code. The revised restrictions comport with these statutes primarily by having the diversification tests apply to 75%, instead of 100%, of total assets.

    Restriction (6) concerning borrowing has been revised by permitting borrowing and the issuance of senior securities consistent with the Act. The positions of staff of the Securities and Exchange Commission on borrowings and senior securities have evolved in recent years with the development of new investment strategies, such as reverse repurchase agreements and futures transactions. Each Fund would like the ability to consider use of new investment techniques consistent with the Act as interpretations of the Act are further developed. The new restriction would no longer prohibit the use of borrowing for investment purposes, but the Investment Adviser has no intention to engage in such borrowings.

    Restriction (11) concerning lending has been amended to reflect current regulatory restraints and proposed changes to the lending policy of other Eaton Vance funds. Neither Fund expects to lend, if at all, more than 30% of the value of its total assets.

    Restriction (12) concerning investments in real estate and commodities is being amended in order to expressly permit a Fund to invest in securities secured by real estate and securities of companies which invest or deal in real estate which was previously implied, and to permit the use of financial futures contracts for the reasons described below.

             USE OF CERTAIN TECHNIQUES FOR TAX-EFFICIENT MANAGEMENT
    Since the Funds commenced operation (Depositors Fund in 1965 and Diversificaton Fund in 1961), certain techniques for the tax-efficient management of equity portfolios have been developed and come into wide use among investment professionals. Consistent with the investment objective, the Portfolio (through which the Funds will invest if Proposal 1 is adopted) intends to employ them. Restrictions (6) regarding senior securities, (7) regarding pledging, (11) regarding lending of portfolio securities and (12) regarding nonphysical commodity contracts need to be revised or eliminated for a Fund to invest in the Portfolio and have it employ these techniques.

    The Portfolio may purchase or sell certain derivative instruments to hedge against securities price declines and currency movements, and to enhance returns. The Portfolio may engage in transactions in derivative instruments (which derive their value by reference to other securities, indices, instruments, or currencies) in the U.S. and abroad. Such transactions may include the purchase and sale of stock index futures contracts and options on stock index futures; the purchase of put options and the sale of call options on securities held in the Portfolio; equity swaps; and the purchase and sale of forward currency exchange contracts and currency futures. The Portfolio may use transactions in derivative instruments as a substitute for the purchase and sale of securities. Derivative transactions may be more advantageous in a given circumstance than transactions involving securities due to more favorable tax treatment, lower transaction costs, or greater liquidity. While many derivative instruments have built-in leveraging characteristics, the Portfolio will not use them to leverage its net assets. The purchase and sale of derivative instruments is a highly specialized activity that can expose the Portfolio to a significant risk of loss. The built-in leveraging inherent to many derivative instruments can result in losses that substantially exceed the initial amount paid or received. Equity swaps and over-the-counter options are private contracts in which there is a risk of loss in the event of a default on an obligation to pay by a counterparty. Derivative instruments may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of an underlying security, index, instrument, or currency. There can be no assurance that the use of derivative instruments will be advantageous to the Portfolio. The Portfolio will only enter into equity swaps and over-the-counter options contracts with counterparties whose credit quality or claims paying ability are considered to be investment grade by BMR. In addition, at the time of entering into a transaction, the Portfolio's credit exposure to any one counterparty will be limited to 5% or less of the net assets of the Portfolio. The Portfolio's investment in illiquid assets, which may include equity swaps and over-the-counter options, may not represent more than 15% of net assets at the time any such illiquid assets are acquired. All futures contracts entered into by the Portfolio will be traded on exchanges or boards of trade that are licensed and regulated by the Commodities Futures Trading Commission (the "CFTC") and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant exchange. Under CFTC regulations, the Portfolio may only enter into futures contracts if, immediately thereafter, the value of the aggregate initial margin with respect to all currently outstanding non-hedging positions in futures contracts does not exceed 5% of the Portfolio's net asset value, after taking into account unrealized profits and losses on such positions.

    In addition, the Portfolio may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers. As with other extensions of credit there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. However, the loans will be made only to organizations deemed by BMR to be sufficiently creditworthy and when, in the judgment of BMR, the consideration which can be earned from securities loans of this type justifies the attendant risk. Moreover, the tax consequences of the income received would be considered before lending was implemented.

                       VOTE REQUIRED TO APPROVE PROPOSAL 3
    Approval of any part of this Proposal requires the affirmative vote of a majority of the outstanding voting securities of a Fund as defined under Proposal 1. Implementation of any part of this Proposal is not dependent upon any other proposal herein.

    The Directors have considered various factors and believe that this Proposal will increase investment management flexibility and is in the best interests of each Fund's stockholders. If the Proposal is not approved, that Fund's present objective and fundamental restrictions will remain in effect and a stockholder vote would be required before the Fund could engage in activities prohibited by a fundamental restriction. The Directors recommend that the stockholders vote in favor of the elimination, reclassification and/ or amendment of their Fund's investment objective and restrictions as described above.

                 PROPOSAL 4.  TO APPROVE AN AMENDMENT TO EACH
                         FUND'S ARTICLES OF ORGANIZATION
                            REGARDING REORGANIZATIONS
    In order to facilitate a possible tax-free reorganization between each Fund (assuming it invests substantially all of its assets in the Portfolio in accordance with Proposal 1) and similarly structured and managed investment companies sponsored by Eaton Vance, the Directors of each Fund recommend that the stockholders authorize an Amendment to that Fund's Articles of Organization to reduce the shareholder vote required for such a transaction from two-thirds to a majority.

    Under Massachusetts General Laws Chapter 156, Section 75, the affirmative vote of two-thirds of the outstanding shareholders is required to approve a reorganization unless the Articles of Organization provide for a less onerous requirement which can be no less than a majority. Because of the expense and delay that can be involved in obtaining a two-thirds vote, the Directors of each Fund recommend the change be approved.

    A reorganization may be in the stockholders' interest in the future to reduce costs. Any specific proposal to reorganize would be the subject of a separate proxy solicitation in which shareholders would receive proxy materials describing the proposal.

    An affirmative vote of two-thirds of the outstanding shares of a Fund entitled to vote at this meeting will be required to authorize the Amendment for that Fund. THE DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF EACH FUND VOTE TO AMEND THE ARTICLES OF ORGANIZATION. The Amendment would apply to any type of reorganization permitted under Massachusetts law. Failure to receive an affirmative vote on this Proposal will not preclude acting on any other Proposal set forth in this Proxy Statement which has received the required affirmative vote.

                     CERTAIN INFORMATION REGARDING BMR, EVM
                 AND THE OFFICERS OF THE FUNDS AND THE PORTFOLIO

                               INVESTMENT ADVISERS
    Eaton Vance Management ("EVM") or Boston Management and Research ("BMR") act as investment adviser to investment companies and various individual and institutional clients, with combined assets under management of approximately $16 billion. EVM provides administrative and management services to certain Eaton Vance funds, as well as The Wright Managed Income Trust, The Wright Managed Equity Trust, The Wright EquiFund Equity Trust and The Wright Managed Blue Chip Series Trust. EVM and its affiliates also provide investment management services to substantial individual and institutional investment counsel accounts.

    There are no financial conditions known by the Eaton Vance organization which would impair the financial ability of BMR to fulfill its commitment to the Portfolio under the proposed investment advisory agreement. BMR and EVM are Massachusetts business trusts, and EV is the trustee of BMR and EVM. The Directors of EV are Landon T. Clay, H. Day Brigham, Jr., M. Dozier Gardner, James B. Hawkes and Benjamin A. Rowland, Jr. The Directors of EVC consist of the same persons and John G. L. Cabot and Ralph Z. Sorenson. Mr. Clay is chairman and Mr. Gardner is president and chief executive officer of EVC, EVM, BMR and EV. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust which expires on December 31, 1996, the Voting Trustees of which are Messrs. Clay, Brigham, Gardner, Hawkes, and Rowland. The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of BMR and EVM who are also officers and Directors of EVC and EV. As of January 31, 1996, Messrs. Clay, Gardner and Hawkes each owned 24% of such voting trust receipts, and Messrs. Rowland and Brigham owned 15% and 13%, respectively. The address of EVC, EVM, BMR, EV and of its Directors or Trustees is 24 Federal Street, Boston, Massachusetts 02110.


    As of January 31, 1996 there were 9,429,746 shares of Non-Voting Common Stock of EVC outstanding, 19,360 shares of which were held by EVM. As at such date, Landon T. Clay owned 1,800,058 shares (or 19.09%) of such Non-Voting Common Stock of EVC then outstanding, and M. Dozier Gardner owned 280,787 shares (or 2.98%) of such Non-Voting Common Stock. EVC has issued outstanding options to the following individuals covering the number of shares of EVC NonVoting Common Stock set forth after their names: M. Dozier Gardner (32,017); Benjamin
A. Rowland, Jr., (25,373); and James B. Hawkes (148,946).

    EVC owns all the stock of Energex Energy Corp., which engages in oil and gas operations. EVM owns all the stock of Northeast Properties, Inc., which is engaged in real estate investment management and consulting. EVC owns all the stock of Fulcrum Management, Inc. and MinVen, Inc., which are engaged in the development of precious metal properties. EVC also owns 24% of the Class A shares of Lloyd George Management (BVI) Limited, a registered investment adviser. EVC, BMR, EVM and EV may also enter into other businesses.


                         EATON VANCE DISTRIBUTORS, INC.
    Eaton Vance Distributors, Inc. ("EVD") (a wholly-owned subsidiary of EVM) acts as Principal Underwriter for over 140 investment companies, each of which makes a continuous offering of shares.

    EVD also acts as the Placement Agent for the Portfolio. The Placement Agent Agreement is renewable annually by the Portfolio's Board of Trustees (including a majority of the Independent Trustees), may be terminated on sixty days' notice either by such Trustees or by vote of a majority of the outstanding voting securities of the Portfolio or on six months' notice by the Placement Agent and is automatically terminated upon assignment.

                     OFFICERS OF THE FUNDS AND THE PORTFOLIO
    The officers of the Fund and the Portfolio, with their ages indicated in parenthesis, are as follows (unless otherwise indicated, each of the Fund officers listed holds the same office with each Fund): Landon T. Clay (69), President and Director of the Funds since 1970 and of the Portfolio; James B. Hawkes, Jr., (53), Vice President of the Funds since 1971 and of the Portfolio; Thomas E. Faust, Jr. (37), Vice President of the Funds since December 18, 1995; Duncan W. Richardson (38), Vice President of the Portfolio; James L. O'Connor
(50), Treasurer of the Funds since 1989 and of the Portfolio; Thomas Otis (64), Clerk of the Funds since 1969 and of the Portfolio; Janet E. Sanders (59), Assistant Treasurer and Assistant Clerk of the Funds since 1990 and of the Portfolio; A. John Murphy (32), Assistant Clerk of the Funds since April 18, 1995 and of the Portfolio; and Eric G. Woodbury (38), Assistant Clerk of the Funds since August 7, 1995 and of the Portfolio. Except as indicated, all officers of the Funds have served in that capacity for the last five years and all officers of the Portfolio have served since October 23, 1995. All of the officers of the Funds and the Portfolio have been employed by BMR, EVM or their predecessors for more than five years except Mr. Murphy, Assistant Vice President of EVM, BMR and EV since March 1, 1994 and an employee of EVM since March 1993, was State Regulations Supervisor, The Boston Company from 1991-1993 and Registration Specialist, Fidelity Management & Research Co., from 1986-1991; and Mr. Woodbury, Vice President of EVM since February 1993, who was an associate attorney at Dechert, Price & Rhoades and Gaston & Snow prior thereto. Mr. Hawkes is an officer, Director, and a stockholder of EVC, an officer and Director of EV, and an officer of EVM and BMR. Messrs. Faust, Murphy, O'Connor, Richardson, Ms. Sanders and Mr. Woodbury are officers of EVM, BMR and EV, and stockholders of EVC. Mr. Otis is an officer and stockholder of EVC and an officer of EVM, BMR and EV. Because of their positions with BMR, EVM and EV or their ownership of stock of EVC, Mr. Clay (an Officer and Director of the Funds and officer and trustee of the Portfolio), as well as the other officers of the Funds and the Portfolio, will benefit from the advisory fees paid by the Portfolio to BMR and the Portfolio.

                       NOTICE TO BANKS AND BROKER/DEALERS
    Each Fund has previously solicited all Nominee and Broker/Dealer accounts as to the number of additional proxy statements required to supply owners of shares. Should additional proxy material be required for beneficial owners, please forward such requests to: First Data Investor Services Group, Eaton Vance Group of Funds, Proxy Department, P.O. Box 9122 Hingham, MA 02043-9717.

                             ADDITIONAL INFORMATION
    The expense of preparing, printing and mailing this Proxy Statement and enclosures and the cost of soliciting proxies on behalf of the Board of Directors of each Fund will be borne by that Fund. Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund, by personnel of its investment adviser, EVM, its transfer agent, The Shareholder Services Group, Inc., by broker-dealer firms or by a professional solicitation organization. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by a Fund's officers, by EVM's personnel, by its transfer agent, First Data Investor Services Group, or by broker-dealer firms, in person, by telephone or by telegraph will be borne by the Fund. Each Fund will reimburse banks, broker-dealer firms, and other persons holding shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

    All proxy cards solicited by the Board of Directors that are properly executed and received by the Clerk prior to the meeting, and which are not revoked, will be voted at the meeting. Shares represented by such proxies will be voted in accordance with the instructions thereon. If no specification is made on the proxy card, it will be voted for the matters specified on the proxy card. All proxies not voted, will not be counted toward establishing a quorum. Broker non-votes will be counted toward establishing a quorum and for determining whether sufficient votes have been received for approval of the Proposal to be acted upon. Stockholders should note that while votes to abstain will count toward establishing a quorum, passage of any Proposal being considered at the meeting will occur only if a sufficient number of votes are cast for the Proposal. Accordingly, votes to abstain, broker non-votes and votes against will have the same effect in determining whether a Proposal is approved.

    In the event that sufficient votes by the stockholders of a Fund in favor of any Proposal set forth in the Notice of this meeting are not received by March 15, 1996, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the Proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such Proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the relevant Fund.

    Each Fund will furnish, without charge a copy of the Fund's most recent Annual and Semi-Annual Reports to any stockholder upon request. Stockholders desiring to obtain a copy of such reports should direct all written requests to:
Thomas Otis, Clerk, 24 Federal Street, Boston, Massachusetts 02110, or should call Eaton Vance Shareholder Services at 1-800-225-6265.

                                               DEPOSITORS FUND OF BOSTON, INC.
                                               DIVERSIFICATION FUND, INC.

February 8, 1996

                                                                       EXHIBIT A

                         DEPOSITORS FUND OF BOSTON, INC.
                           DIVERSIFICATION FUND, INC.

                         FUNDAMENTAL INVESTMENT POLICIES
       [PROPOSED ADDITIONS IN ITALICS AND PROPOSED DELETIONS IN BRACKETS]

    As a matter of fundamental investment policy, each Fund may not:

    (1) With respect to 75% of its total assets, invest [purchase the securities of any issuer if such purchase at the time thereof would cause] more than five percent (5%) of its [the] total assets [of the Corporation] (taken at market value) [to be invested] in the securities of any one [such] issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies. [The foregoing limitation shall not apply to investments in Government securities as defined in the Investment Company Act of 1940.]

    (2) With respect to 75% of its total assets, invest [purchase securities of any issuer if such purchase at the time thereof would cause] more than ten percent (10%) of its assets in the outstanding voting securities of any one issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies [any class of securities of such issuer to be held by the Corporation. For this purpose all outstanding bonds and other evidences of indebtedness shall be deemed to be a single class of securities of the issuer, and all kinds of stock of an issuer preferred over the common stock as to dividends or in liquidation shall be deemed to constitute a single class regardless of relative priorities, series designations, conversion rights and other differences.]

    (3) [Purchase securities issued by any other investment company or investment trust texcept by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation.]


    (4)*Purchase securities of any issuer which has a record of less than three
(3) years' continuous operation including, however, in such three (3) years the operation of any predecessor company or companies, partnership or individual enterprise if the issuer whose securities are proposed as an investment for funds of the Corporation has come into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company or companies, partnership or individual enterprise, provided that nothing in this restriction shall prevent (a) the purchase of securities of a company substantially all of whose assets are (i) securities of one or more companies which have had a record of three (3) years' continuous operation, or (ii) assets of an independent division of another company, which division has had a record of three (3) years' continuous operation; (b) the purchase of securities of (i) a public utility subject to supervision or regulation as to its rates or charges by a commission or board or officer of the United States or of any state or territory thereof, or of the government of Canada or of any province or territory of Canada or (ii) companies operating or formed for the purpose of operating pipe or transmission lines for the transmission of oil, gas or electric energy or like products; provided that no security shall be purchased pursuant to exception (a) or (b) of this restriction if such purchase at the time thereof will cause more than five percent (5%) of the total assets of the Fund (taken at market value) to be invested in securities of companies which would not then be eligible for purchase but for those exceptions.


----------
*This restriction would become nonfundamental if Proposal 3 is approved.

    (5) Purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees, or security-holders is an officer or Director of the Corporation, or is a member, officer, director or trustee of the Investment Adviser of the Corporation, if after the purchase of the securities of such issuer by the Corporation one or more of such persons owns beneficially more than one-half of one percent ( 1/2%) of the shares or securities, or both (all taken at market value), of such issuer, and such persons owning more than one-half of one percent ( 1/2%) of such shares or securities together own beneficially more than five percent (5%) of such shares or securities, or both (all taken at market value).

    (6) Borrow money or issue senior securities except as permitted by the Investment Company Act of 1940 [amounts in excess of ten percent (10%) of the gross assets of the Corporation taken at cost determined in accordance with good accounting practice, and no borrowing shall be undertaken except as a temporary measure for extraordinary or emergency purposes.] (Options and futures transactions and short sales may be subject to the restriction on senior securities.)

    (7) [Pledge, mortgage, or hypothecate the assets of the Corporation.]

    (8) Purchase any securities or evidences of interest therein on "margin," that is to say in a transaction in which it has borrowed all or a portion of the purchase price and pledged the purchased securities or evidences of interest therein as collateral for the amount so borrowed;

    (9) Sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions.

    (10)* Invest for the purpose of exercising control or management of other companies;

    (11) Make loans to other persons, except by (a) the acquisition of debt securities and making portfolio investments, (b)entering into repurchase agreements and (c) lending portfolio securities;

    (12) Buy or sell real estate (although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate), commodities or commodity contracts for the purchase or sale of physical commodities;

    (13) Engage in the underwriting of securities; or

    (14) Concentrate its investments in any particular industry, but if it is deemed appropriate for the attainment of the Fund's objective, up to 25% of the value of its assets may be invested in any one industry.

----------
*This restriction would become nonfundamental if Proposal 3 is approved.

DEPOSITORS FUND OF BOSTON, INC.             THIS PROXY IS SOLICITED ON BEHALF OF
PROXY                                         THE BOARD OF DIRECTORS OF THE FUND

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, revoking previous proxies for such stock, hereby appoints H. Day Brigham, Jr., Landon T. Clay and Eric G. Woodbury, or any of them, attorneys of the undersigned, with full power of substitution, to vote all stock of Depositors Fund of Boston, Inc., which the undersigned is entitled to vote at the Special Meeting of the Stockholders of said Fund to be held on March 15, 1996, at the principal office of the Fund, 24 Federal Street, Boston, Massachusetts 02110, at 10:00 A.M. (Boston time), and at any and all adjournments thereof. Receipt of the Notice of and Proxy Statement for said Meeting is acknowledged.

The shares represented by this proxy will be voted on the following matters as specified below and on the reverse side by the undersigned. If no specification is made, this proxy will be voted in favor of all such matters. Note: This proxy must be returned in order for your shares to be voted.

1.    To adopt a new investment policy and to supplement investment restrictions to        FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 1
      permit a new investment structure as described in the Proxy Statement.

2.    To approve an Amendment to the By-Laws of the Fund.                                  FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 2

3.    To approve the revision of the Fund's investment objective and certain of the Fund's investment policies as set forth in Exhibit A to the Proxy Statement as follows:

3.A.  Reclassification and amendment of the investment objective.                          FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3A
3.B.  Eliminate the restriction concerning investment in other investment companies.       FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3B
3.C.  Eliminate the restriction concerning pledging.                                       FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3C
3.D.  Reclassify the restriction concerning investment in unseasoned issuers.              FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3D
3.E.  Reclassify the restriction concerning investing for control.                         FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3E
3.F.  Amend the restrictions concerning diversification.                                   FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3F
3.G.  Amend the restriction concerning borrowing and senior securities.                    FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3G
3.H.  Amend the restriction concerning lending.                                            FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3H
3.I.  Amend the restriction concerning real estate and commodities.                        FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 3I
4.    To approve an amendment to the Articles of Organization.                             FOR [ ]    AGAINST [ ]    ABSTAIN [ ] 4

As to any other matter, said attorneys shall vote in accordance with their judgment.


                       THE DIRECTORS RECOMMEND A VOTE IN FAVOR OF
                       ALL MATTERS

                       _________________________________________________________

                       _________________________________________________________
                       Please sign exactly as your name or names appear at left.

                       Dated: ____________________________________________, 1996





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